Exhibit 31.3
CHIEF EXECUTIVE OFFICER CERTIFICATION
I, Paul W. Graves, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Arcadium Lithium plc; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2024

/s/ Paul W. Graves

Paul W. Graves
President and Chief Executive Officer